Exhibit 99.2

HOSPITALITY PROPERTIES TRUST

Fourth Quarter 2010

Supplemental Operating and Financial Data

All amounts in this report are unaudited.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•                  OUR HOTEL MANAGERS’ OR TENANTS’ ABILITIES TO PAY THE FULL CONTRACTUAL AMOUNTS OR ANY LESSER AMOUNTS OF RETURNS OR RENTS DUE TO US IN THE FUTURE;

•                  TA’S ABILITY TO PAY THE REDUCED AND DEFERRED RENT AMOUNTS DUE TO US IN THE FUTURE;

•                  OUR ABILITY TO PAY DISTRIBUTIONS IN THE FUTURE AND THE AMOUNTS OF ANY SUCH DISTRIBUTIONS;

•                  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

•                  OUR INTENT TO REFURBISH OR MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES;

•                  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO REFINANCE OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL;

•                  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS;

•                  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST, OR REIT;

•                  OUR ABILITY TO PURCHASE ADDITIONAL PROPERTIES;

•                  OUR PLANS TO PURSUE THE SALE OF CERTAIN HOTELS; AND

•                  OTHER MATTERS.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, CASH AVAILABLE FOR DISTRIBUTION, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS;

•                  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, TRAVELCENTERS OF AMERICA LLC, OR TA, AND REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATES;

•                  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX RULES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE; AND

•                  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

•                  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS INCLUDING OUR FUTURE EARNINGS.  HOWEVER, OUR TENANTS AND MANAGERS MAY NOT PAY THE AMOUNTS DUE TO US, WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES OR PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED OR PAID AT A LESSER RATE THAN THE DISTRIBUTIONS WE NOW PAY;

•                  WE MAY BE UNABLE TO REFINANCE OR REPAY OUR REVOLVING CREDIT FACILITY OR OUR OTHER DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

•                  WE EXPECT THAT THE SECURITY DEPOSIT WHICH WE HOLD FROM INTERCONTINENTAL IS AN AMOUNT WHICH MAY APPROXIMATE THE 2011 SHORTFALL OF PAYMENTS WE EXPECT TO RECEIVE UNDER THE DEFAULTED CONTRACTS.  HOWEVER, OUR EXPECTATION REGARDING INTERCONTINENTAL’S SECURITY DEPOSIT IS BASED UPON CASH FLOW PROJECTIONS PREPARED BY INTERCONTINENTAL AND REVIEWED BY US AND OUR OWN PROJECTIONS.  BOTH INTERCONTINENTAL’S AND OUR HISTORICAL PROJECTIONS OF HOTEL CASH FLOWS HAVE, AT TIMES, PROVED INACCURATE.  IF THE U.S. ECONOMY DOES NOT MATERIALLY IMPROVE IN A REASONABLE TIME OR IF THE TRAVEL INDUSTRY SUFFERS SIGNIFICANT ADDITIONAL DECLINES BECAUSE OF ACTS OF TERRORISM OR FOR OTHER REASONS, THE ACTUAL CASH FLOWS FROM THESE HOTELS MAY BE LESS THAN THE AMOUNTS PROJECTED AND MAY BE LOWER BY A MATERIAL AMOUNT;

•                  THE MARRIOTT, CRESTLINE AND INTERCONTINENTAL SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABLITIES.  ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY CASH.  BECAUSE WE DO NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSITS AVAILABLE FOR FUTURE USE IS REDUCED AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, MARRIOTT’S, CRESTLINE’S OR INTERCONTINENTAL’s FAILURE TO PAY MINIMUM RETURNS OR RENTS DUE TO US WILL REDUCE OUR CASH FLOWS AND MAY REDUCE OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS;

•                  HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF GENERAL ECONOMIC ACTIVITY.  IF HOTEL ROOM DEMAND DOES NOT IMPROVE OR BECOMES FURTHER DEPRESSED, THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL OPERATORS AND TENANTS MAY SUFFER AND THESE OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS.  ALSO, CONTINUED DEPRESSED HOTEL OPERATING RESULTS MAY RESULT IN THE GUARANTORS OF OUR MINIMUM RETURNS OR RENTS DUE FROM OUR HOTEL INVESTMENTS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES MAY BE EXHAUSTED;

•                  THE DESCRIPTION OF OUR AMENDMENT AGREEMENT WITH TA MAY IMPLY THAT TA CAN AFFORD TO PAY THE REDUCED AND DEFERRED RENT AMOUNTS AND THAT IT WILL DO SO IN THE FUTURE.  IN FACT, SINCE ITS FORMATION TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE U.S. ECONOMY DOES NOT IMPROVE FROM CURRENT LEVELS OF COMMERCIAL ACTIVITY IN A REASONABLE TIME PERIOD, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE REDUCED AND DEFERRED RENTS DUE TO US;

•                  THE DESCRIPTION OF OUR NEGOTIATIONS WITH MARRIOTT AND INTERCONTINENTAL MAY IMPLY THAT WE WILL REACH AGREEMENT TO RECAST CERTAIN OF OUR HOTEL OPERATING AGREEMENTS WITH THESE HOTEL OPERATORS.  IN FACT, THESE NEGOTIATIONS ARE COMPLEX AND THE PARTIES HAVE CONFLICTING OBJECTIVES, AND WE CAN PROVIDE NO ASSURANCE AS TO WHETHER OR IF ANY AGREEMENTS TO RECAST OUR AGREEMENTS WILL BE ACHIEVED;

•                  WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING TERMS, MANAGEMENT AGREEMENTS OR LEASE TERMS FOR NEW PROPERTIES;

•                  WE HAVE REDUCED THE CARRYING VALUE OF THREE HOTELS WE PLAN TO SELL TO THEIR ESTIMATED NET REALIZABLE VALUE LESS COSTS TO SELL.  IN FACT, WE MAY BE UNABLE TO SELL ANY OF THE HOTELS OR MAY SELL THE HOTELS AT AN AMOUNT THAT IS LESS THAN THEIR ADJUSTED CARRYING VALUES; AND

•                  WE HAVE CHANGED CERTAIN ASSUMPTIONS REGARDING 53 OF OUR HOTELS AND RECORDED AN ASSET IMPAIRMENT AFFECTING 45 HOTELS OF $157.2 MILLION BECAUSE WE ARE CONSIDERING SELLING THESE 53 HOTELS AS PART OF ITS NEGOTIATIONS WITH BOTH MARRIOTT AND INTERCONTINENTAL.  NEGOTIATIONS WITH MARRIOTT AND INTERCONTINENTAL ARE ONGOING AND WE MAY DECIDE NOT TO SELL SOME OR ALL OF THESE HOTELS.  ALSO, WE MAY BE UNABLE TO SELL THE HOTELS OR MAY SELL THE HOTELS FOR AMOUNTS THAT ARE LESS THAN THEIR ADJUSTED CARRYING VALUE.  FURTHERMORE, POSSIBLE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT WE HAVE DECIDED NOT TO SELL OTHER HOTELS OR THAT ADDITIONAL IMPAIRMENT LOSSES OR LOSSES WHEN THESE HOTEL SALES ARE COMPLETED MAY NOT OCCUR.  IN FACT WE ARE CONSIDERING THE POSSIBLE SALE OF ADDITIONAL HOTELS; A DECISION TO SELL ADDITIONAL HOTELS MAY RESULT IN ADDITIONAL IMPAIRMENT LOSSES AND THE ACTUAL SALE OF HOTELS FOR LESS THAN THEIR IMPAIRED VALUES COULD RESULT IN ADDITIONAL LOSSES.

THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS OR CHANGES IN OUR MANAGERS’ OR TENANTS’ REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

COMPANY PROFILE

The Company:

Hospitality Properties Trust, or HPT, we, or us, is a real estate investment trust, or REIT. As of December 31, 2010, we owned 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. At December 31, 2010, our properties were operated by other companies under 13 long term management or lease agreements. We are the only investment grade rated, publicly owned hospitality REIT in the country and we are currently included in a number of financial indices, including the S&P MidCap 400 Index, the Russell 1000 Index, the MSCI U.S. REIT Index, the FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

HPT is managed by Reit Management & Research LLC, or RMR. RMR is a real estate management company which was founded in 1986 to manage public investments in real estate. As of December 31, 2010, RMR managed one of the largest portfolios of publicly owned real estate in North America, including approximately 1,400 properties located in 46 states, Washington, D.C., Puerto Rico and Ontario, Canada. RMR also manages a relatively small real estate portfolio located in Australia. RMR has approximately 650 employees in its headquarters and regional offices located throughout the U.S. In addition to managing HPT, RMR also manages CommonWealth REIT, a publicly traded REIT that primarily owns office and industrial properties, Senior Housing Properties Trust, or SNH, a publicly traded REIT that primarily owns healthcare, senior living properties and medical office buildings, and Government Properties Income Trust, a publicly traded REIT that primarily owns buildings majority leased to government tenants located throughout the U.S. RMR also provides management services to Five Star Quality Care, Inc., a healthcare services company which is a tenant of SNH, and TravelCenters of America LLC, or TA, an operator of travel centers, which is our largest tenant. An affiliate of RMR, RMR Advisors, Inc., is the investment manager of mutual funds which principally invest in securities of unaffiliated real estate companies. The public companies managed by RMR and its affiliates had combined total gross assets of approximately $18 billion as of December 31, 2010. We believe that being managed by RMR is a competitive advantage for HPT because RMR provides us with a depth and quality of management and experience which may be unequaled in the real estate industry. We also believe RMR provides management services to HPT at costs that are lower than we would have to pay for similar quality services.

Strategy:

Our business strategy is to maintain and grow an investment portfolio of hotels and travel centers operated by qualified managers. Our properties are managed or leased under long term agreements that provide us cash flows in the form of returns and rents. We also seek to participate in operating improvements at our properties by charging rent increases based upon percentages of gross revenue increases at our properties and participating in hotel profits in excess of the minimum returns due to us at our managed hotels. Generally, we prefer to include multiple properties in one lease or management contract because we believe a single operating agreement for multiple properties in diverse locations enhances the stability of our cash flows. When we buy individual properties we usually add those properties to a combination lease or management agreement for other properties that we own.  We have in the past considered investing in other types of properties as well as other strategic initiatives; and we may do so again in the future.  We believe we have a conservative capital structure and we limit the amount of debt financing we use.

Stock Exchange Listing:                                                        Corporate Headquarters:

New York Stock Exchange                                                   Two Newton Place

255 Washington Street

Trading Symbols:                                                                                             Newton, MA  02458-1634

(t)  (617) 964-8389

Common Shares — HPT                                                             (f)  (617) 969-5730

Preferred Shares Series B — HPT-B

Preferred Shares Series C — HPT-C

Senior Unsecured Debt Ratings:

Standard & Poor’s — BBB-

Moody’s — Baa2

Portfolio Data by Manager (as of 12/31/10):

							Percent
			Percent of			Annualized	of Total
		Number	Number		Percent of	Minimum	Minimum
	Number of	of Rooms/	of Rooms/	Investment	Total	Return /	Return /
Manager	Properties	Suites (1)	Suites (1)	(000s) (2)	Investment	Rent (000s)	Rent

InterContinental (3)(4)	131	20,140	47%	$1,794,928	27%	$153,681	25%
Marriott International	125	17,920	42%	1,699,513	26%	172,671	29%
Hyatt	22	2,724	6%	301,942	5%	22,037	4%
Carlson	11	2,096	5%	202,251	3%	12,920	2%
TA (5)(6)	185	N/A	N/A	2,553,313	39%	236,271	40%
Total	474	42,880	100%	$6,551,947	100%	$597,580	100%

Operating Statistics by Operating Agreement (Q4 2010):

			Annualized	Percent
		Number	Minimum	of Total			RevPAR
	Number of	of Rooms/	Return /	Minimum	Coverage (7)		Change (8)
Operating Agreement	Properties	Suites (1)	Rent (000s)	Return / Rent	Q4	LTM	Q4	LTM

InterContinental (no. 1)	31	3,844	$37,882	6%	0.57x	0.74x	3.6%	4.1%
InterContinental (no. 2)	76	9,220	50,000	8%	0.67x	0.69x	12.3%	3.8%
InterContinental (no. 3) (3)	14	4,139	44,258	7%	0.49x	0.59x	1.6%	0.9%
InterContinental (no. 4) (4)	10	2,937	21,541	4%	0.28x	0.34x	7.1%	3.2%

Marriott (no. 1)	53	7,610	65,843	11%	0.49x	0.75x	0.7%	2.1%
Marriott (no. 2)	18	2,178	24,770	4%	0.57x	0.68x	3.6%	3.8%
Marriott (no. 3)	34	5,020	44,199	7%	0.55x	0.64x	4.8%	-0.1%
Marriott (no. 4)	19	2,756	28,509	5%	0.65x	0.69x	9.1%	3.9%
Marriott (no. 5)	1	356	9,350	2%	0.07x	0.17x	25.7%	22.2%
Hyatt	22	2,724	22,037	4%	0.65x	0.71x	6.2%	6.0%
Carlson	11	2,096	12,920	2%	0.49x	0.59x	5.6%	2.3%
TA (no. 1) (5)(6)	145	N/A	170,094	29%	1.09x	1.28x	N/A	N/A
TA (no. 2) (5)	40	N/A	66,177	11%	1.01x	1.15x	N/A	N/A
Total / Average	474	42,880	$597,580	100%			5.3%	3.1%

(1)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total number of rooms.
(2)	Represents historical cost of properties plus capital improvements funded by us and excludes impairment writedowns and capital improvements made from FF&E reserves funded from hotel operations.
(3)

A decision has been made to pursue the sale of two hotels included in our InterContinental No. 3 agreement: the Crowne Plaza® hotel in Hilton Head, SC and the Holiday Inn® hotel in Memphis, TN.  Information provided in this table includes these hotels.

(4)

A decision has been made to pursue the sale of two hotels included in our InterContinental No. 4 agreement:  the Crowne Plaza® and the Staybridge Suites® hotels in Dallas, TX.  Information provided in this table includes these hotels.

(5)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provided TA the option to defer payments of up to $5.0 million per month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the quarter and twelve months ended December 31, 2010, TA deferred $15.0 million and $60.0 million in rents, respectively.  Effective January 1, 2011, we entered a lease amendment agreement with TA that reduced the minimum rent payable by TA to us under the TA No. 1 and TA No. 2 leases to $140,156 and $54,160, respectively.  Under the amendment agreement, the minimum rent payable by TA under the TA No. 1 lease increases to $145,223 on February 1, 2012.  TA rents presented in this report represent their contractual obligations at December 31, 2010, and do not reflect any rent deferral, interest on deferred rents or the impact of the lease amendment agreement.

(6)	In addition to minimum rents, the minimum rent amount for the TA No. 1 lease includes approximately $4,953 of ground rent paid to us by TA in 2010.
(7)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions, divided by the minimum return or minimum rent payments due to us. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferrals or the reduced rent provided under the amendment agreement (see Notes 5 & 6).

(8)	We define RevPAR as hotel room revenue per day per available room. RevPar change is the RevPar percentage change in the periods ended December 31, 2010 over the comparable year earlier periods.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Bruce M. Gans, M.D.	William A. Lamkin
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

John G. Murray	Mark L. Kleifges
President and Chief Operating Officer	Treasurer and Chief Financial Officer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations	Inquiries
Hospitality Properties Trust	Financial inquiries should be directed to Mark L. Kleifges,
Two Newton Place	Treasurer and Chief Financial Officer, at (617) 964-8389
255 Washington Street	or mkleifges@reitmr.com.
Newton, MA 02458-1634
(t) (617) 964-8389	Investor and media inquiries should be directed to
(f) (617) 969-5730	Timothy A. Bonang, Vice President of Investor Relations, at
(email) info@hptreit.com	(617) 796-8232 or tbonang@hptreit.com.
(website) www.hptreit.com

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

RESEARCH COVERAGE

Equity Research Coverage

Baird	Citadel Securities	Janney Montgomery Scott
David Loeb	Bryan Maher	Daniel Donlan
(414) 765-7063	(646) 403-8385	(215) 665-6476

Keefe, Bruyette & Woods	RBC	Stifel Nicolaus
Smedes Rose	Mike Salinsky	Rod Petrik
(212) 887-3696	(216) 378-7627	(410) 454-4131

Wells Fargo Securities
Jeffrey Donnelly
(617) 603-4262

Debt Research Coverage

Credit Suisse	UBS	Wells Fargo Securities
John Giordano	Michael Dimler	Thierry Perrein
(212) 538-4935	(203) 719-3841	(704) 715-8455

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Maria Maslovsky	Beth Campbell
(212) 553-4831	(212) 438-2415

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above.  Please note that any opinions, estimates or forecasts regarding HPT’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management.  HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

KEY FINANCIAL DATA
(amounts in thousands, except per share data)

	As of and For the Three Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Shares Outstanding:
Common shares outstanding (at end of period)	123,444	123,444	123,390	123,380	123,380
Weighted average common shares outstanding - basic and diluted (1)	123,444	123,399	123,389	123,380	123,380

Common Share Data:
Price at end of period	$23.04	$22.33	$21.10	$23.95	$23.71
High during period	$24.73	$22.63	$28.32	$25.08	$24.27
Low during period	$21.34	$18.99	$20.60	$21.09	$17.96
Annualized dividends declared per share (2)	$1.80	$1.80	$1.80	$1.80	N/A
Annualized dividend yield (at end of period) (2)	7.8%	8.1%	8.5%	7.5%	N/A

Selected Balance Sheet Data:
Total assets	$5,192,286	$5,329,970	$5,327,894	$5,499,826	$5,548,370
Total liabilities	$2,332,045	$2,314,249	$2,301,884	$2,431,376	$2,456,439
Real estate	$6,259,147	$6,364,534	$6,418,948	$6,437,353	$6,467,132
Total debt / real estate	33.7%	32.8%	32.0%	34.1%	33.9%

Book Capitalization:
Total debt	$2,111,223	$2,089,541	$2,053,862	$2,194,955	$2,193,561
Plus: total shareholders’ equity	2,860,241	3,015,721	3,026,010	3,068,450	3,091,931
Total book capitalization	$4,971,464	$5,105,262	$5,079,872	$5,263,405	$5,285,492
Total debt / total book capitalization	42.5%	40.9%	40.4%	41.7%	41.5%

Market Capitalization:
Total debt (book value)	$2,111,223	$2,089,541	$2,053,862	$2,194,955	$2,193,561
Plus: market value of preferred shares (at end of period)	393,039	400,684	370,164	371,892	353,941
Plus: market value of common shares (at end of period)	2,844,150	2,756,505	2,603,529	2,954,951	2,925,340
Total market capitalization	$5,348,412	$5,246,730	$5,027,555	$5,521,798	$5,472,842
Total debt / total market capitalization	39.5%	39.8%	40.9%	39.8%	40.1%

Selected Income Statement Data:
Total revenues (3)(4)	$267,791	$281,198	$282,391	$254,108	$251,255
EBITDA (5)	$143,586	$142,957	$143,066	$139,582	$134,405
Net income (loss) available for common shareholders (3)(4)(6)(7)	$(100,426)	$42,762	$15,740	$33,395	$25,502
FFO available for common shareholders (3)(4)(8)	$104,537	$101,134	$100,024	$94,266	$85,963
Common distributions declared (2)	$55,550	$55,550	$55,526	$55,521	N/A

Per Share Data:
Net income (loss) available for common shareholders (3)(4)(6)(7)	$(0.81)	$0.35	$0.13	$0.27	$0.21
FFO available for common shareholders (3)(4)(8)	$0.85	$0.82	$0.81	$0.76	$0.70
Common distributions declared (2)	$0.45	$0.45	$0.45	$0.45	N/A
FFO payout ratio	53.1%	54.9%	55.5%	58.9%	N/A

Coverage Ratios:
EBITDA (5) / interest expense	4.3x	4.3x	4.1x	3.8x	3.6x
EBITDA (5) / interest expense and preferred distributions	3.5x	3.5x	3.4x	3.1x	3.0x

(1)	We had no outstanding dilutive common share equivalents during the periods presented.
(2)

On April 8, 2009, we announced the suspension of our regular quarterly common dividend for the remainder of 2009. A regular quarterly common dividend of $0.45 per share ($1.80 per share per year) was declared and paid in each of the four quarters of 2010.

(3)

Rental income for the quarters ended December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010 includes $4,200, or $0.03 per share, $3,750, or $0.03 per share, $3,300, or $0.03 per share, and $2,850, or $0.02 per share, of interest earned under the terms of the rent deferral agreement with TA, respectively.

(4)

Excludes in each quarter presented, a $15,000, or $0.12 per share, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(5)	See page 16 for our calculation of EBITDA.
(6)	Includes for the quarter ended June 30, 2010 a $6,720, or $0.05 per share, loss on extinguishment of debt relating to the purchase of some of our 3.8% convertible senior notes due 2027.
(7)

Includes for the quarter ended June 30, 2010 a $16,384, or $0.13 per share, loss on asset impairment, and includes for the quarter ended December 31, 2010 a $147,297, or $1.19 per share, net loss on asset impairment.

(8)	See page 17 for our calculation of FFO.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	As of December 31, 2010	As of December 31, 2009
ASSETS

Real estate properties:
Land	$1,377,074	$1,392,472
Buildings, improvements and equipment	4,882,073	5,074,660
	6,259,147	6,467,132
Accumulated depreciation	(1,370,592)	(1,260,624)
	4,888,555	5,206,508
Cash and cash equivalents	4,882	130,399
Restricted cash (FF&E reserve escrow)	80,621	25,083
Other assets, net	218,228	186,380
	$5,192,286	$5,548,370

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$144,000	$—
Senior notes, net of discounts	1,886,356	1,934,818
Convertible senior notes, net of discounts	77,484	255,269
Mortgage payable	3,383	3,474
Security deposits	105,859	151,587
Accounts payable and other liabilities	107,297	103,678
Due to affiliate	2,912	2,859
Dividends payable	4,754	4,754
Total liabilities	2,332,045	2,456,439

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,444,235 and 123,380,335 shares issued and outstanding, respectively	1,234	1,234
Additional paid in capital	3,462,169	3,462,209
Cumulative net income	2,042,513	2,021,162
Cumulative other comprehensive income	2,231	3,230
Cumulative preferred distributions	(183,401)	(153,521)
Cumulative common distributions	(2,854,644)	(2,632,522)
Total shareholders’ equity	2,860,241	3,091,931
	$5,192,286	$5,548,370

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Revenues:
Hotel operating revenues (1)	$177,463	$168,108	$736,363	$715,615
Minimum rent (1)(2)	83,547	77,196	325,321	301,058
Percentage rent (3)	1,450	1,426	1,450	1,426
FF&E reserve income (4)	5,331	4,525	22,354	18,934
Total revenues	267,791	251,255	1,085,488	1,037,033

Expenses:
Hotel operating expenses (1)	113,537	106,252	477,595	460,869
Depreciation and amortization	58,829	61,624	238,089	245,868
General and administrative	9,565	9,550	38,961	39,526
Total expenses	181,931	177,426	754,645	746,263

Operating income	85,860	73,829	330,843	290,770

Interest income	44	116	260	214
Interest expense (including amortization of deferred financing costs and debt discounts of $1,495, $2,386, $7,123 and $11,046, respectively)	(33,345)	(36,900)	(138,712)	(143,410)
Gain (loss) on extinguishment of debt (5)	—	—	(6,720)	51,097
Loss on asset impairment, net (6)	(147,297)	—	(163,681)	—
Equity in earnings (losses) of an investee	16	(1)	(1)	(134)
Income (loss) before income taxes	(94,722)	37,044	21,989	198,537
Income tax benefit (expense)	1,766	(4,072)	(638)	(5,196)

Net income (loss)	(92,956)	32,972	21,351	193,341
Preferred distributions	(7,470)	(7,470)	(29,880)	(29,880)
Net income (loss) available for common shareholders	$(100,426)	$25,502	$(8,529)	$163,461

Weighted average common shares outstanding	123,444	123,380	123,403	107,984

Basic and diluted net income (loss) per common share:
Net income (loss) available for common shareholders	$(0.81)	$0.21	$(0.07)	$1.51

See notes to consolidated statements of income on page 14.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

NOTES TO CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

(1)

At December 31, 2010, each of our 289 hotels is included in one of 11 operating agreements; 197 of these hotels are leased to our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $26,270 and $28,620 less than the minimum returns due to us in the three months ended December 31, 2010 and 2009, respectively, and $85,592 and $75,205 less than the minimum returns due to us in the twelve months ended December 31, 2010 and 2009, respectively. We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expenses when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott No. 3 agreement, applied from the security deposit we hold.

(2)

As permitted under the previously announced rent deferral agreement, TA elected to defer rent of $15,000, or $0.12 per share, during the three months ended December 31, 2010 and 2009, respectively. During the twelve months ended December 31, 2010 and 2009, TA elected to defer $60,000, or $0.49 per share, and $60,000, or $0.56 per share, respectively. As of December 31, 2010, TA has deferred rent totaling $150,000 under this agreement. We have not recognized any deferred rents as revenue due to uncertainties regarding future payments of these amounts by TA. Under the terms of the agreement, on January 1, 2010, interest began to accrue on deferred amounts outstanding at 1% per month, and we received and recorded $4,200, or $0.03 per share, and $14,100, or $0.11 per share, of income for the three and twelve months ended December 31, 2010, respectively, which we reflected as rental income in our consolidated statements of income as required under GAAP.

(3)	In calculating net income we recognize percentage rental income in the fourth quarter, which is when all contingencies are met and the income is earned.
(4)

Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(5)

For the twelve months ended December 31, 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to our repurchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest. The loss on extinguishment of debt includes unamortized issuance costs and discounts of $7,260, $588 of transaction costs, net of $1,058, representing the equity component of the notes. During the twelve months ended December 31, 2009, we recorded a $51,097, or $0.47 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341 excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and includes a portion of the allocated equity component on the convertible notes of $4,854.

(6)

In connection with our decision to pursue the sale of our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX and our Holiday Inn® hotel in Memphis, TN, we recorded a $16,384, or $0.13 per share, loss on asset impairment in the second quarter of 2010 to reduce the carrying value of these hotels to their estimated fair value less costs to sell. Our Staybridge Suites® hotel in Dallas, TX is also being offered for sale but we estimated the net realizable value less costs to sell of this hotel was greater than its carrying value. In performing our periodic evaluation of real estate assets for impairment during the fourth quarter of 2010, we revised our assumptions regarding our expected ownership period for 53 of our hotels because we are considering selling these hotels as part of our negotiations with both Marriott and InterContinental. As a result of this change, we recorded a $157,205, or $1.27 per share, loss on asset impairment in the fourth quarter of 2010 to reduce the carrying value of 45 of these 53 hotels to their estimated fair value. In the fourth quarter of 2010, we also recorded a $9,908, or $0.08 per share, valuation adjustment to increase the estimated fair value of our four hotels held for sale. The net loss on asset impairment for the three and twelve months ended December 31, 2010 was $147,297, or $1.19 per share and $163,681, or $1.33 per share, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Twelve Months Ended
	12/31/2010	12/31/2009
Cash flows from operating activities:
Net income	$21,351	$193,341
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	238,089	245,868
Amortization of deferred financing costs and debt discounts as interest	7,123	11,046
Security deposits applied to payment shortfalls	(28,508)	(17,813)
FF&E reserve income and deposits	(58,944)	(49,218)
(Gain) loss on extinguishment of debt	6,720	(51,097)
Loss on asset impairment, net	163,681	—
Equity in losses of an investee	1	134
Other non-cash (income) expense, net	(2,587)	(2,241)
Change in assets and liabilities:
(Increase) decrease in other assets	(1,111)	1,297
Decrease in accounts payable and other liabilities	(4,424)	(11,048)
Increase (decrease) in due to affiliate	53	(153)
Cash provided by operating activities	341,444	320,116

Cash flows from investing activities:
Real estate acquisitions and improvements	(7,091)	(9,807)
FF&E reserve fundings	(97,816)	(63,390)
Refund of security deposit	(17,220)	—
Investment in Affiliates Insurance Company	(76)	(5,134)
Cash used in investing activities	(122,203)	(78,331)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	—	373,056
Issuance of senior notes, net of discount	—	296,961
Repurchase of convertible senior notes	(185,626)	(258,102)
Repurchase of senior notes	—	(45,239)
Repayment of senior notes	(50,000)	—
Draws on revolving credit facility	298,000	389,000
Repayments of revolving credit facility	(154,000)	(785,000)
Deferred financing costs incurred	(1,130)	(2,258)
Distributions to preferred shareholders	(29,880)	(29,880)
Distributions to common shareholders	(222,122)	(72,374)
Cash used in financing activities	(344,758)	(133,836)

(Decrease) increase in cash and cash equivalents	(125,517)	107,949
Cash and cash equivalents at beginning of period	130,399	22,450
Cash and cash equivalents at end of period	$4,882	$130,399

Supplemental cash flow information:
Cash paid for interest	$135,929	$127,869
Cash paid for income taxes	1,553	6,055

Non-cash investing activities:
Property managers’ deposits in FF&E reserve	$60,631	$51,143
Property managers’ purchases with FF&E reserve	(102,909)	(78,433)

Non-cash financing activities:
Issuance of common shares	$1,018	$624

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

CALCULATION OF EBITDA

(in thousands)

		For the Three Months Ended		For the Twelve Months Ended
		12/31/2010	12/31/2009	12/31/2010	12/31/2009

Net income (loss)		$(92,956)	$32,972	$21,351	$193,341
Plus:	Interest expense	33,345	36,900	138,712	143,410
	Depreciation and amortization	58,829	61,624	238,089	245,868
	Income tax (benefit) expense	(1,766)	4,072	638	5,196
	Loss on extinguishment of debt (1)	—	—	6,720	—
	Loss on asset impairment, net (2)	147,297	—	163,681	—
Less:	Deferred percentage rent previously recognized in EBITDA (3)	(1,163)	(1,163)	—	—
	Gain on extinguishment of debt (1)	—	—	—	(51,097)
EBITDA		$143,586	$134,405	$569,191	$536,718

(1)

For the twelve months ended December 31, 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to our repurchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest. The loss on extinguishment of debt includes unamortized issuance costs and discounts of $7,260, $588 of transaction costs, net of $1,058, representing the equity component of the notes. During the twelve months ended December 31, 2009, we recorded a $51,097, or $0.47 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341 excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and includes a portion of the allocated equity component on the convertible notes of $4,854.

(2)

In connection with our decision to pursue the sale of our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX and our Holiday Inn® hotel in Memphis, TN, we recorded a $16,384, or $0.13 per share, loss on asset impairment in the second quarter of 2010 to reduce the carrying value of these hotels to their estimated fair value less costs to sell. Our Staybridge Suites® hotel in Dallas, TX is also being offered for sale but we estimated the net realizable value less costs to sell of this hotel was greater than its carrying value. In performing our periodic evaluation of real estate assets for impairment during the fourth quarter of 2010, we revised our assumptions regarding our expected ownership period for 53 of our hotels because we are considering selling these hotels as part of our negotiations with both Marriott and InterContinental. As a result of this change, we recorded a $157,205, or $1.27 per share, loss on asset impairment in the fourth quarter of 2010 to reduce the carrying value of 45 of these 53 hotels to their estimated fair value. In the fourth quarter of 2010, we also recorded a $9,908, or $0.08 per share, valuation adjustment to increase the estimated fair value of our four hotels held for sale. The net loss on asset impairment for the three and twelve months ended December 31, 2010 was $147,297, or $1.19 per share and $163,681, or $1.33 per share, respectively.

(3)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters. Percentage rental income included in EBITDA was $287 and $263 in the fourth quarter of 2010 and 2009, respectively.

We compute EBITDA, or earnings before interest, taxes, depreciation and amortization, as net income plus interest expense, depreciation and amortization expense, income tax expense, deferred percentage rent, loss on extinguishment of debt and net loss on asset impairment, less deferred percentage rent previously recognized in EBITDA and gain on extinguishment of debt. We consider EBITDA to be an appropriate measure of our performance, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. However, other companies may calculate EBITDA differently than we do. Also EBITDA does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities or as a measure of financial performance or liquidity.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

CALCULATION OF FUNDS FROM OPERATIONS (FFO)

(in thousands, except per share data)

		For the Three Months Ended		For the Twelve Months Ended
		12/31/2010	12/31/2009	12/31/2010	12/31/2009

Net income (loss) available for common shareholders		$(100,426)	$25,502	$(8,529)	$163,461
Plus:	Depreciation and amortization	58,829	61,624	238,089	245,868
	Loss on extinguishment of debt (1)	—	—	6,720	—
	Loss on asset impairment, net (2)	147,297	—	163,681	—
Less:	Deferred percentage rent previously recognized in FFO (3)	(1,163)	(1,163)	—	—
	Gain on extinguishment of debt (1)	—	—	—	(51,097)
FFO available for common shareholders		$104,537	$85,963	$399,961	$358,232

Weighted average shares outstanding		123,444	123,380	123,403	107,984

Net income (loss) available for common shareholders per share		$(0.81)	$0.21	$(0.07)	$1.51
FFO available for common shareholders per share		$0.85	$0.70	$3.24	$3.32

(1)

For the twelve months ended December 31, 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to our repurchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest. The loss on extinguishment of debt includes unamortized issuance costs and discounts of $7,260, $588 of transaction costs, net of $1,058, representing the equity component of the notes. During the twelve months ended December 31, 2009, we recorded a $51,097, or $0.47 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341 excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and includes a portion of the allocated equity component on the convertible notes of $4,854.

(2)

In connection with our decision to pursue the sale of our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX and our Holiday Inn® hotel in Memphis, TN, we recorded a $16,384, or $0.13 per share, loss on asset impairment in the second quarter of 2010 to reduce the carrying value of these hotels to their estimated fair value less costs to sell. Our Staybridge Suites® hotel in Dallas, TX is also being offered for sale but we estimated the net realizable value less costs to sell of this hotel was greater than its carrying value. In performing our periodic evaluation of real estate assets for impairment during the fourth quarter of 2010, we revised our assumptions regarding our expected ownership period for 53 of our hotels because we are considering selling these hotels as part of our negotiations with both Marriott and InterContinental. As a result of this change, we recorded a $157,205, or $1.27 per share, loss on asset impairment in the fourth quarter of 2010 to reduce the carrying value of 45 of these 53 hotels to their estimated fair value. In the fourth quarter of 2010, we also recorded a $9,908, or $0.08 per share, valuation adjustment to increase the estimated fair value of our four hotels held for sale. The net loss on asset impairment for the three and twelve months ended December 31, 2010 was $147,297, or $1.19 per share and $163,681, or $1.33 per share, respectively.

(3)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters. Percentage rental income included in FFO was $287 and $263 in the fourth quarter of 2010 and 2009, respectively.

We compute FFO as shown above. Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent (see Note 3) and exclude gain (loss) on extinguishment of debt (see Note 1) and net loss on asset impairment (see Note 2). We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities or as a measure of financial performance or liquidity. FFO is one important factor considered by our Board of Trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance. Also, other REITs may calculate FFO differently than we do.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended December 31, 2010
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$177,463	$—	$—	$177,463
Minimum rent	35,279	48,268	—	83,547
Percentage rent	1,450	—	—	1,450
FF&E reserve income	5,331	—	—	5,331
Total revenues	219,523	48,268	—	267,791

Hotel operating expenses	113,537	—	—	113,537
Depreciation and amortization expense	38,980	19,849	—	58,829
General and administrative expense	—	—	9,565	9,565
Total expenses	152,517	19,849	9,565	181,931

Operating income (loss)	67,006	28,419	(9,565)	85,860

Interest income	—	—	44	44
Interest expense	—	—	(33,345)	(33,345)
Loss on asset impairment, net	(147,297)	—	—	(147,297)
Equity in earnings of an investee	—	—	16	16
Income (loss) before income taxes	(80,291)	28,419	(42,850)	(94,722)
Income tax benefit	—	—	1,766	1,766

Net income (loss)	$(80,291)	$28,419	$(41,084)	$(92,956)

	For the Twelve Months Ended December 31, 2010
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$736,363	$—	$—	$736,363
Minimum rent	135,267	190,054	—	325,321
Percentage rent	1,450	—	—	1,450
FF&E reserve income	22,354	—	—	22,354
Total revenues	895,434	190,054	—	1,085,488

Hotel operating expenses	477,595	—	—	477,595
Depreciation and amortization expense	157,497	80,592	—	238,089
General and administrative expense	—	—	38,961	38,961
Total expenses	635,092	80,592	38,961	754,645

Operating income (loss)	260,342	109,462	(38,961)	330,843

Interest income	—	—	260	260
Interest expense	—	—	(138,712)	(138,712)
Loss on extinguishment of debt	—	—	(6,720)	(6,720)
Loss on asset impairment, net	(163,681)	—	—	(163,681)
Equity in losses of an investee	—	—	(1)	(1)
Income (loss) before income taxes	96,661	109,462	(184,134)	21,989
Income tax expense	—	—	(638)	(638)

Net income (loss)	$96,661	$109,462	$(184,772)	$21,351

	As of December 31, 2010
	Hotels	Travel Centers	Corporate	Consolidated

Total assets	$2,967,466	$2,205,379	$19,441	$5,192,286

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended December 31, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$168,108	$—	$—	$168,108
Minimum rent	32,649	44,547	—	77,196
Percentage rent	1,426	—	—	1,426
FF&E reserve income	4,525	—	—	4,525
Total revenues	206,708	44,547	—	251,255

Hotel operating expenses	106,252	—	—	106,252
Depreciation and amortization expense	41,186	20,438	—	61,624
General and administrative expense	—	—	9,550	9,550
Total expenses	147,438	20,438	9,550	177,426

Operating income (loss)	59,270	24,109	(9,550)	73,829

Interest income	—	—	116	116
Interest expense	—	—	(36,900)	(36,900)
Equity in losses of an investee	—	—	(1)	(1)
Income (loss) before income taxes	59,270	24,109	(46,335)	37,044
Income tax expense	—	—	(4,072)	(4,072)

Net income (loss)	$59,270	$24,109	$(50,407)	$32,972

	For the Twelve Months Ended December 31, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$715,615	$—	$—	$715,615
Minimum rent	129,210	171,848	—	301,058
Percentage rent	1,426	—	—	1,426
FF&E reserve income	18,934	—	—	18,934
Total revenues	865,185	171,848	—	1,037,033

Hotel operating expenses	460,869	—	—	460,869
Depreciation and amortization expense	163,024	82,844	—	245,868
General and administrative expense	—	—	39,526	39,526
Total expenses	623,893	82,844	39,526	746,263

Operating income (loss)	241,292	89,004	(39,526)	290,770

Interest income	—	—	214	214
Interest expense	—	—	(143,410)	(143,410)
Gain on extinguishment of debt	—	—	51,097	51,097
Equity in losses of an investee	—	—	(134)	(134)
Income (loss) before income taxes	241,292	89,004	(131,759)	198,537
Income tax expense	—	—	(5,196)	(5,196)

Net income (loss)	$241,292	$89,004	$(136,955)	$193,341

As of December 31, 2009
Total assets	$3,120,593	$2,278,942	$148,835	$5,548,370

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

DEBT SUMMARY

(dollars in thousands)

	Interest	Principal	Maturity		Years to
	Rate	Balance	Date		Maturity

Secured Fixed Rate Debt:

Mortgage - secured by one hotel in Overland Park, KS	8.300%	$3,383	07/01/11	(1)	0.5

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 55 bps) (2)	0.820%	$144,000	10/24/11		0.8

Unsecured Fixed Rate Debt:
Senior notes due 2012	6.850%	100,829	07/15/12		1.5
Senior notes due 2013	6.750%	287,000	02/15/13		2.1
Senior notes due 2014	7.875%	300,000	08/15/14		3.6
Senior notes due 2015	5.125%	280,000	02/15/15		4.1
Senior notes due 2016	6.300%	275,000	06/15/16		5.5
Senior notes due 2017	5.625%	300,000	03/15/17		6.2
Senior notes due 2018	6.700%	350,000	01/15/18		7.0
Convertible senior notes due 2027	3.800%	79,054	03/15/27	(3)	16.2
Total / weighted average unsecured fixed rate debt	6.334%	$1,971,883			5.1

Weighted average secured fixed rate debt / total	8.300%	$3,383			0.5
Weighted average unsecured floating rate debt / total	0.820%	144,000			0.8
Weighted average unsecured fixed rate debt / total	6.334%	1,971,883			5.1
Weighted average debt / total	5.963%	$2,119,266			4.8

(1)	On January 3, 2011, we repaid without penalty our 8.3% mortgage note payable.
(2)

Represents amounts outstanding on our $750 million revolving credit facility at December 31, 2010. In September 2010, we exercised our option to extend the maturity date of our credit facility by one year to October 24, 2011, upon payment of a $1,125 extension fee. Interest rate is as of December 31, 2010.

(3)

The convertible senior notes are convertible, if certain conditions are met (including certain changes in control), into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017 and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period
	Secured		Unsecured		Unsecured
	Fixed Rate		Floating		Fixed
Year	Debt		Rate Debt		Rate Debt		Total
2011	$3,383	(1)	$144,000	(2)	$—		$147,383
2012	—		—		100,829		100,829
2013	—		—		287,000		287,000
2014	—		—		300,000		300,000
2015	—		—		280,000		280,000
2016	—		—		275,000		275,000
2017	—		—		300,000		300,000
2018	—		—		350,000		350,000
2027	—		—		79,054	(3)	79,054
	$3,383		$144,000		$1,971,883		$2,119,266

(1)	On January 3, 2011, we repaid without penalty our 8.3% mortgage note payable.
(2)

Represents amounts outstanding on our $750 million revolving credit facility at December 31, 2010. In September 2010, we exercised our option to extend the maturity date of our credit facility by one year to October 24, 2011, upon payment of a $1,125 extension fee.

(3)

The convertible senior notes are convertible, if certain conditions are met (including certain changes in control), into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017 and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Leverage Ratios:

Total debt / total assets	40.7%	39.2%	38.5%	39.9%	39.5%
Total debt / real estate assets	33.7%	32.8%	32.0%	34.1%	33.9%
Total debt / total book capitalization	42.5%	40.9%	40.4%	41.7%	41.5%
Total debt / total market capitalization	39.5%	39.8%	40.9%	39.8%	40.1%
Secured debt / total assets	0.1%	0.1%	0.1%	0.1%	0.1%
Variable rate debt / total debt	6.8%	5.9%	1.9%	0.0%	0.0%

Coverage Ratios:

EBITDA (1) / interest expense	4.3x	4.3x	4.1x	3.8x	3.6x
EBITDA (1) / interest expense and preferred distributions	3.5x	3.5x	3.4x	3.1x	3.0x

Public Debt Covenants: (2)

Total debt / adjusted total assets - allowable maximum 60.0%	32.1%	32.1%	31.8%	33.4%	33.2%
Secured debt / adjusted total assets - allowable maximum 40.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Consolidated income available for debt service / debt service - required minimum 1.50x	4.10x	3.98x	3.83x	3.64x	3.57x
Total unencumbered assets to unsecured debt - required minimum 150% / 200%	311.6%	311.6%	315.1%	300.0%	301.9%

(1)	See page 16 for our calculation of EBITDA.

(2)

Adjusted total assets and unencumbered assets include original cost of real estate assets and acquisition costs less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt service excludes non-cash interest related to our convertible senior notes.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	For the Three Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

FF&E reserves (beginning of period)	$66,781	$41,526	$33,569	$25,083	$25,717
Manager deposits	15,322	17,301	16,487	11,521	13,425
HPT fundings (2):
Marriott No. 1	27,032	26,572	6,054	4,725	1,735
Marriott No. 2	15,780	11,435	3,287	2,931	1,088
Hotel improvements	(44,294)	(30,053)	(17,871)	(10,691)	(16,882)
FF&E reserves (end of period)	$80,621	$66,781	$41,526	$33,569	$25,083

(1)

Generally, each of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund periodic hotel renovations, or FF&E reserves. For recently built or renovated hotels, this requirement may be deferred for a period. We own all the FF&E reserve escrows for our hotels.

(2)

Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual minimum returns or rent generally increase by a percentage of the amounts we fund.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE JANUARY 1, 2010

(dollars in thousands)

2010 ACQUISITIONS (through 12/31/2010):

				Number			Purchase
Date				of Rooms	Operating	Purchase	Price per
Acquired	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no acquisitions during the twelve months ended December 31, 2010.

2010 DISPOSITIONS (through 12/31/2010):

				Number			Sales
Date				of Rooms	Operating	Sales	Price per
Disposed	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no dispositions during the twelve months ended December 31, 2010.  We have decided to pursue the sale of four hotels: our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX, our Holiday Inn® hotel in Memphis, TN and our Staybridge Suites® hotel in Dallas, TX.

OPERATING AGREEMENTS

AND PORTFOLIO INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	Marriott (No. 1)	Marriott (No. 2)	Marriott (No. 3)	Marriott (No. 4)	Marriott (No. 5)	InterContinental (No. 1)	InterContinental (No. 2)

Number of Properties	53	18	34	19	1	31	76

Number of Rooms / Suites	7,610	2,178	5,020	2,756	356	3,844	9,220

Property Brands	Courtyard by Marriott®	Residence Inn by Marriott®	Marriott® / Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Marriott®	Staybridge Suites®	Candlewood Suites®

Number of States	24	14	14	14	1	16	29

Manager	Subsidiary of Marriott International	Subsidiary of Marriott International	Subsidiaries of Marriott International	Subsidiaries of Marriott International	Subsidiary of Marriott International	Subsidiary of InterContinental	Subsidiary of InterContinental

Tenant	Subsidiary of Host Hotels & Resorts (1)	Our TRS (2)	Our TRS	Subsidiary of Barceló Crestline	Subsidiary of Marriott International	Our TRS	Our TRS

Investment (3)	$659,811	$247,882	$427,520	$274,222	$90,078	$436,708	$590,971

End of Current Term	2012	2020	2019	2015	2019	2031	2028

Renewal Options (4)	3 for 12 years each (5)	2 for 15 years each	2 for 15 years each	2 for 10 years each	4 for 15 years each	2 for 12.5 years each	2 for 15 years each

Annual Minimum Return / Minimum Rent (6)	$65,843	$24,770	$44,199	$28,509	$9,350	$37,882	$50,000

Additional Return	—	50% of excess cash flow (7)	$711 (8)	—	—	—	$10,000 (8)

Percentage Return / Rent (9)	5% of revenues above 1994/95 revenues	—	7% of revenues above 2000/01 revenues	7% of revenues above 1999/2000 revenues	CPI based calculation	7.5% of revenues above 2004/06/08 revenues	7.5% of revenues above 2006/07 revenues

Security Deposit	$50,540	—	$10,083 (10)	8,309 (11)	—	$36,872 (12)	— (12)

Other Security Features	HPT controlled lockbox with minimum balance maintenance requirement; tenant minimum net worth requirement	—	—	Tenant minimum net worth requirement	Marriott guarantee; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement

(1)

In July 2010, we were notified that the sublease between Host Hotels & Resorts, or Host, and a subsidiary of Crestline had been terminated as a result of the failure by the Crestline subsidiary to meet its contractual net worth requirements to us. The terms of our lease with Host for these hotels, including the annual minimum rent payable to us under the lease, did not change as a result of the sublease termination.

(2)

Our lease with Host expired on December 31, 2010 and we returned the $17,220 security deposit to Host. On January 1, 2011, we leased these hotels to one of our TRSs and the existing hotel brand and management agreements with Marriott continued in effect.

(3)	Represents historical cost of properties plus capital improvements funded by us and excludes impairment writedowns and capital improvements made from FF&E reserves funded from hotel operations.
(4)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(5)

In November 2010, we were notified by this tenant that it will not exercise its renewal option at the end of the current lease term. Assuming no tenant default, upon expiration of the agreement on December 31, 2012, we expect to return the $50,540 security deposit to Host, to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreements with Marriott.

(6)

Each management agreement or lease provides for payment to us of an annual minimum return or minimum rent, respectively. Management fees are generally subordinated to these minimum payment amounts and certain minimum payments are subject to full or limited guarantees.

(7)

The management agreement provides for an annual additional return payment to us equal to 50% of the available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees.

(8)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are generally not guaranteed or secured by deposits.

(9)

Certain of our management agreements and leases provide for payment to us of a percentage of increases in total sales over base year levels. Percentage returns under our management agreements are payable to us only to the extent of available cash flow, as defined in the agreements.

(10)

The original amount of this security deposit was $36,203. As of December 31, 2010, we have applied $26,120 of the security deposit to cover deficiencies in the minimum rent paid by Marriott for this agreement. An additional $3,560 was applied in January and February to cover additional deficiencies in the minimum rent. As of February 17, 2011, the balance of this security deposit is $6,523.

(11)

The original amount of this security deposit was $28,508. As of December 31, 2010, we have applied $20,199 of the security deposit to cover deficiencies in the minimum rent paid by Crestline for this agreement. An additional $1,770 was applied in January and February to cover additional deficiencies in the minimum rent and late charges. As of February 17, 2011, the balance of this security deposit is $6,539.

(12)

In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios. On January 25, 2011, we entered an agreement with InterContinental providing that the deposit also secures InterContinental’s obligations under the InterContinental No. 2 portfolio. On February 1, 2011 we applied $8,116 of the security deposit to cover deficiencies in the minimum return/rent paid by InterContinental for these agreements. As of February 17, 2011, the balance of this security deposit is $28,756.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	InterContinental (No. 3)	InterContinental (No. 4)	Hyatt	Carlson	TA (No. 1)	TA (No. 2)	Total / Range / Average (all investments)

Number of Properties	14 (1)	10 (2)	22	11	145	40	474

Number of Rooms / Suites	4,139	2,937	2,724	2,096	(3)	—	42,880 (3)

Property Brands	InterContinental® / Crowne Plaza® / Holiday Inn® / Staybridge Suites®	Crowne Plaza® / Staybridge Suites®	Hyatt Place®	Radisson Hotels & Resorts® / Park Plaza® Hotels & Resorts / Country Inn & Suites by CarlsonSM	TravelCenters of America®	Petro Stopping Centers®	16 Brands

Number of States	7 plus Ontario and Puerto Rico	5	14	7	39	25	44 plus Ontario and Puerto Rico

Manager	Subsidiaries of InterContinental	Subsidiaries of InterContinental	Subsidiary of Hyatt	Subsidiary of Carlson	TA	TA	5 Managers

Tenant	Our TRS and a subsidiary of InterContinental	Our TRS	Our TRS	Our TRS	Subsidiary of TA	Subsidiary of TA	5 Tenants

Investment (4)	$512,373	$254,876	$301,942	$202,251	$1,847,807	$705,506	6,551,947

End of Current Term	2029	2030	2030	2030	2022	2024	2010-2031

Renewal Options (5)	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	N/A	2 for 15 years each	—

Annual Minimum Return / Minimum Rent (6)	$44,258	$21,541	$22,037	$12,920	$170,094 (7)	$66,177 (7)	$597,580

Additional Return	$3,458 (8)	$1,750 (8)	50% of cash flow in excess of minimum return (9)	50% of cash flow in excess of minimum return (9)	—	—	$15,919

Percentage Return / Rent (10)	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2007 revenues	—	—	3% of non-fuel revenues and 0.3% of fuel revenues above 2011 revenues	3% of non-fuel revenues and 0.3% of fuel revenues above 2012 revenues (11)	—

Security Deposit	$36,872 (12)	$36,872 (12)	—	—	—	—	$105,804

Other Security Features	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by Hyatt; parent minimum net worth requirement	Limited guarantee provided by Carlson; parent minimum net worth requirement	TA guarantee	TA guarantee	—

(1)

We have decided to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® hotel in Hilton Head, SC and the Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.

(2)

We have decided to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® and the Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.

(3)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total hotel rooms.
(4)	Represents historical cost of properties plus capital improvements funded by us and excludes impairment writedowns and capital improvements made from FF&E reserves funded from hotel operations.
(5)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(6)

Each management agreement or lease provides for payment to us of an annual minimum return or minimum rent, respectively. Management fees are generally subordinated to these minimum payment amounts and certain minimum payments are subject to full or limited guarantees.

(7)

Effective January 1, 2011, we entered a lease amendment agreement with TA that reduced the minimum rent payable by TA to us under the TA No. 1 and TA No. 2 leases to the amounts stated. Under the amendment agreement, the total minimum rent payable by TA under the TA No. 1 leases increases to $145,223 on February 1, 2012. In addition to minimum rent, the amount presented for the TA No. 1 lease includes approximately $4,953 of ground rent paid to us by TA in 2010.

(8)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are not guaranteed or secured by deposits.

(9)

These management agreements provide for payment to us of 50% of available cash flow after payment of operating costs, funding the FF&E reserve, payment of our minimum return and reimbursement to the managers of working capital and guaranty advances, if any.

(10)

Certain of our management agreements and leases provide for payment to us of a percentage of increases in total sales over base year levels. Percentage returns under our management agreements are payable to us only to the extent of available cash flow, as defined in the agreements.

(11)

On January 31, 2011, subject to approval by the Delaware Court Chancery of a settlement of litigation, we agreed to waive payment by TA of the first $2,500 of percentage rent due to us under this lease.

(12)

In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios. On January 25, 2011, we entered an agreement with InterContinental providing that the deposit also secures InterContinental’s obligations under the InterContinental No. 2 portfolio. On February 1, 2011 we applied $8,116 of the security deposit to cover deficiencies in the minimum return/rent paid by InterContinental for these agreements. As of February 17, 2011, the balance of this security deposit is $28,756.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

PORTFOLIO BY OPERATING AGREEMENT, MANAGER AND BRAND

(dollars in thousands)

		Percent of		Percent of				Annual	Percent of
	Number of	Number of	Number of	Number of		Percent of	Investment per	Minimum	Minimum
	Properties	Properties	Rooms / Suites (1)	Rooms / Suites (1)	Investment (2)	Investment	Room / Suite	Return / Rent	Return / Rent
By Operating Agreement:
InterContinental (no. 1)	31	7%	3,844	9%	$436,708	6%	$114	$37,882	6%
InterContinental (no. 2)	76	16%	9,220	21%	590,971	9%	64	50,000	8%
InterContinental (no. 3) (3)	14	3%	4,139	10%	512,373	8%	124	44,258	7%
InterContinental (no. 4) (4)	10	2%	2,937	7%	254,876	4%	87	21,541	4%
Marriott (no. 1)	53	11%	7,610	18%	659,811	10%	87	65,843	11%
Marriott (no. 2)	18	4%	2,178	5%	247,882	4%	114	24,770	4%
Marriott (no. 3)	34	7%	5,020	12%	427,520	7%	85	44,199	7%
Marriott (no. 4)	19	4%	2,756	6%	274,222	4%	100	28,509	5%
Marriott (no. 5)	1	-	356	1%	90,078	1%	253	9,350	2%
Hyatt	22	5%	2,724	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (no. 1) (5)(6)	145	31%	N/A	N/A	1,847,807	28%	N/A	170,094	29%
TA (no. 2) (5)(6)	40	8%	N/A	N/A	705,506	11%	N/A	66,177	11%
Total	474	100%	42,880	100%	$6,551,947	100%	$93	$597,580	100%

By Manager:
InterContinental (3)(4)	131	28%	20,140	47%	$1,794,928	27%	$89	$153,681	25%
Marriott International	125	27%	17,920	42%	1,699,513	26%	95	172,671	29%
Hyatt	22	5%	2,724	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (5)(6)	185	38%	N/A	N/A	2,553,313	39%	N/A	236,271	40%
Total	474	100%	42,880	100%	$6,551,947	100%	$93	$597,580	100%

By Brand:
Candlewood Suites®	76	16%	9,220	22%	$590,971	9%	$64
Country Inn & Suites by CarlsonSM	5	1%	753	2%	75,054	1%	100
Courtyard by Marriott®	71	15%	10,281	24%	920,171	14%	90
Crowne Plaza® (3)(4)	12	3%	4,406	10%	390,055	6%	89
Holiday Inn® (3)	3	1%	697	2%	35,526	0%	51
Hyatt PlaceTM	22	5%	2,724	6%	301,942	5%	111
InterContinental®	5	1%	1,479	3%	300,257	5%	203
Marriott Hotels®	3	1%	1,349	3%	160,407	2%	119
Park Plaza® Hotels & Resorts	1	0%	209	0%	11,042	0%	53
Radisson Hotels & Resorts®	5	1%	1,134	3%	116,155	2%	102
Residence Inn by Marriott®	37	8%	4,695	11%	493,694	8%	105
SpringHill Suites by Marriott®	2	0%	264	1%	20,897	0%	79
Staybridge Suites® (4)	35	7%	4,338	10%	478,119	7%	110
TownePlace Suites by Marriott®	12	3%	1,331	3%	104,344	2%	78
TravelCenters of America® (6)	145	30%	N/A	N/A	1,847,807	28%	N/A
Petro Stopping Centers® (6)	40	8%	N/A	N/A	705,506	11%	N/A
Total	474	100%	42,880	100%	$6,551,947	100%	$93

(1)	Eighteen (18) of our TA properties include a hotel. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)	Represents historical cost of properties plus capital improvements funded by us and excludes impairment writedowns and capital improvements made from FF&E reserves funded from hotel operations.
(3)

We have decided to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® hotel in Hilton Head, SC and the Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.

(4)

We have decided to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® and the Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.

(5)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the three and twelve months ended December 31, 2010, TA deferred $15,000 and $60,000 in rents, respectively. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral or interest on deferred rents.

(6)

Effective January 1, 2011, we entered a lease amendment agreement with TA that reduced the minimum rent payable by TA to us under the TA No. 1 and TA No. 2 leases to $140,156 and $54,160, respectively. Under the amendment agreement, the minimum rent payable by TA under the TA No. 1 leases increases to $145,223 on February 1, 2012. The minimum rent amount for the TA No. 1 lease also includes approximately $4,953 of ground rent paid to us by TA in 2010.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT

		No. of
	No. of	Rooms /	Fourth Quarter (1)			Year to Date (1)
	Hotels	Suites	2010	2009	Change	2010	2009	Change
ADR
InterContinental (no. 1)	31	3,844	$93.82	$95.03	-1.3%	$95.34	$101.15	-5.7%
InterContinental (no. 2)	76	9,220	56.36	58.53	-3.7%	57.09	62.55	-8.7%
InterContinental (no. 3) (2)	14	4,139	116.84	112.88	3.5%	118.14	120.54	-2.0%
InterContinental (no. 4) (3)	10	2,937	87.93	90.59	-2.9%	88.19	92.70	-4.9%
Marriott (no. 1)	53	7,610	105.33	102.43	2.8%	104.87	107.18	-2.2%
Marriott (no. 2)	18	2,178	104.45	102.06	2.3%	103.68	104.64	-0.9%
Marriott (no. 3)	34	5,020	92.92	95.70	-2.9%	94.59	99.24	-4.7%
Marriott (no. 4)	19	2,756	98.14	98.79	-0.7%	99.25	102.62	-3.3%
Marriott (no. 5)	1	356	196.02	193.18	1.5%	189.37	201.31	-5.9%
Hyatt	22	2,724	81.66	83.23	-1.9%	83.35	89.14	-6.5%
Carlson	11	2,096	80.24	80.08	0.2%	83.55	86.22	-3.1%
All hotels	289	42,880	$90.03	$91.05	-1.1%	$90.36	$94.91	-4.8%

OCCUPANCY
InterContinental (no. 1)	31	3,844	71.8%	68.4%	3.4 pts	77.1%	69.8%	7.3 pts
InterContinental (no. 2)	76	9,220	71.0%	60.9%	10.1 pts	71.9%	63.2%	8.7 pts
InterContinental (no. 3) (2)	14	4,139	68.2%	69.5%	-1.3 pts	73.8%	71.7%	2.1 pts
InterContinental (no. 4) (3)	10	2,937	67.1%	60.8%	6.3 pts	67.8%	62.5%	5.3 pts
Marriott (no. 1)	53	7,610	57.1%	58.3%	-1.2 pts	61.8%	59.2%	2.6 pts
Marriott (no. 2)	18	2,178	68.9%	68.1%	0.8 pts	72.8%	69.5%	3.3 pts
Marriott (no. 3)	34	5,020	62.6%	58.0%	4.6 pts	65.1%	62.1%	3.0 pts
Marriott (no. 4)	19	2,756	68.1%	62.0%	6.1 pts	67.6%	62.9%	4.7 pts
Marriott (no. 5)	1	356	79.5%	64.2%	15.3 pts	82.5%	63.5%	19.0 pts
Hyatt	22	2,724	73.9%	68.3%	5.6 pts	77.0%	67.9%	9.1 pts
Carlson	11	2,096	57.0%	54.1%	2.9 pts	60.2%	57.0%	3.2 pts
All hotels	289	42,880	66.0%	62.0%	4.0 pts	69.3%	64.0%	5.3 pts

RevPAR
InterContinental (no. 1)	31	3,844	$67.36	$65.00	3.6%	$73.51	$70.60	4.1%
InterContinental (no. 2)	76	9,220	40.02	35.64	12.3%	41.05	39.53	3.8%
InterContinental (no. 3) (2)	14	4,139	79.68	78.45	1.6%	87.19	86.43	0.9%
InterContinental (no. 4) (3)	10	2,937	59.00	55.08	7.1%	59.79	57.94	3.2%
Marriott (no. 1)	53	7,610	60.14	59.72	0.7%	64.81	63.45	2.1%
Marriott (no. 2)	18	2,178	71.97	69.50	3.6%	75.48	72.72	3.8%
Marriott (no. 3)	34	5,020	58.17	55.51	4.8%	61.58	61.63	-0.1%
Marriott (no. 4)	19	2,756	66.83	61.25	9.1%	67.09	64.55	3.9%
Marriott (no. 5)	1	356	155.84	124.02	25.7%	156.23	127.83	22.2%
Hyatt	22	2,724	60.35	56.85	6.2%	64.18	60.53	6.0%
Carlson	11	2,096	45.74	43.32	5.6%	50.30	49.15	2.3%
All hotels	289	42,880	$59.42	$56.45	5.3%	$62.62	$60.74	3.1%

(1)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(2)

We have decided to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® hotel in Hilton Head, SC and the Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.

(3)

We have decided to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® and the Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.

“ADR” is average daily rate; “RevPAR” is revenue per available room.  All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods.  We have not independently verified our managers’ and tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

COVERAGE BY OPERATING AGREEMENT (1)

For the Twelve Months Ended (2)
Operating Agreement	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
InterContinental (no. 1)	0.74x	0.75x	0.74x	0.75x	0.75x
InterContinental (no. 2)	0.69x	0.64x	0.65x	0.66x	0.72x
InterContinental (no. 3) (3)	0.59x	0.57x	0.60x	0.62x	0.68x
InterContinental (no. 4) (4)	0.34x	0.35x	0.39x	0.41x	0.40x
Marriott (no. 1)	0.75x	0.84x	0.84x	0.84x	0.88x
Marriott (no. 2)	0.68x	0.71x	0.70x	0.71x	0.72x
Marriott (no. 3)	0.64x	0.64x	0.64x	0.66x	0.69x
Marriott (no. 4)	0.69x	0.68x	0.67x	0.65x	0.68x
Marriott (no. 5)	0.17x	0.11x	-0.08x	-0.07x	-0.07x
Hyatt	0.71x	0.69x	0.70x	0.69x	0.72x
Carlson	0.59x	0.60x	0.61x	0.60x	0.66x
TA (no. 1) (5)	1.28x	1.22x	1.14x	1.04x	1.12x
TA (no. 2) (5)	1.15x	1.07x	0.97x	0.93x	1.05x

For the Three Months Ended (2)
Operating Agreement	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
InterContinental (no. 1)	0.57x	0.87x	0.88x	0.64x	0.62x
InterContinental (no. 2)	0.67x	0.74x	0.82x	0.53x	0.48x
InterContinental (no. 3) (3)	0.49x	0.55x	0.89x	0.44x	0.39x
InterContinental (no. 4) (4)	0.28x	0.16x	0.47x	0.43x	0.32x
Marriott (no. 1)	0.49x	0.90x	1.00x	0.70x	0.76x
Marriott (no. 2)	0.57x	0.89x	0.78x	0.52x	0.66x
Marriott (no. 3)	0.55x	0.76x	0.78x	0.52x	0.54x
Marriott (no. 4)	0.65x	0.62x	0.76x	0.75x	0.62x
Marriott (no. 5)	0.07x	0.49x	0.06x	0.09x	-0.19x
Hyatt	0.65x	0.76x	0.83x	0.61x	0.55x
Carlson	0.49x	0.72x	0.60x	0.57x	0.50x
TA (no. 1) (5)(6)	1.09x	1.62x	1.55x	0.84x	0.85x
TA (no. 2) (5)(6)	1.01x	1.47x	1.37x	0.73x	0.71x

(1)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us.

(2)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(3)	We have decided to pursue the sale of our Crowne Plaza® hotel in Hilton Head, SC and our Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.
(4)	We have decided to pursue the sale of our Crowne Plaza® and Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.
(5)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For each of the quarters presented TA deferred $15 million in rents. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferral or interest on deferred rents.

(6)

Effective January 1, 2011, we entered a lease amendment agreement with TA that reduced the minimum rent payable by TA to us under the TA No. 1 and TA No. 2 leases to $140,156 and $54,160, respectively. Under the amendment agreement, the minimum rent payable by TA under the TA No. 1 leases increases to $145,223 on February 1, 2012. The information in this table does not reflect the impact of the reduced rent.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ or tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

December 31, 2010

OPERATING AGREEMENT EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Minimum Return / Rent		% of Annualized Minimum Return / Rent	Cumulative % of Annualized Minimum Return / Rent
2011	—		—	—
2012	65,843	(1)	11.0%	11.0%
2013	—		—	11.0%
2014	—		—	11.0%
2015	28,509	(2)	4.8%	15.8%
2016	—		—	15.8%
2017	—		—	15.8%
2018	—		—	15.8%
2019 and thereafter	503,228	(2)(3)(4)(5)	84.2%	100.0%
Total	$597,580		100.0%

Weighted average remaining term	12.7 years

(1)

In November 2010, Host notified us it will not exercise its renewal option at the end of the current lease term. Assuming no tenant default, upon expiration of the agreement on December 31, 2012, we expect to return the $50,540 security deposit to Host, to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreements with Marriott, which expire in 2013.

(2)

During the twelve months ended December 31, 2010, payments we have received under our management contract with Marriott, which expires in 2019 ($44,200 per year) and under our lease to Crestline, which expires in 2015 ($28.5 million/year) have been less than the minimum amounts due to us by $16,902 and $11,605, respectively. The deficiencies in minimum payments due have reduced the security deposits that we hold from Marriott and from Crestline for these contracts.

(3)

Our lease with Host for 18 Residence Inn hotels (which we have historically referred to as our Marriott No. 2 contract) expired on December 31, 2010, we returned the $17,220 security deposit to Host. On January 1, 2011, we leased these hotels to one of our TRSs and continued the existing hotel brand and management agreements with Marriott, which expire in 2020.

(4)

Effective January 1, 2011, we entered a lease amendment with TA that reduced the minimum rent payable by TA to us under the TA No. 1 and TA No. 2 leases to $140,156 and $54,160, respectively. Under the amendment, the minimum rent payable by TA under the TA No. 1 leases increases to $145,223 on February 1, 2012. The information in this table does not reflect the reduced minimum rent amount for 2011.

(5)

On February 1, 2011, payments we received under our management contracts with InterContinental were less than the minimum amounts due to us by $8,116. The deficiencies in minimum payments due have reduced the security deposit that we hold from InterContinental.